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                                                                    Exhibit 10.9

                           CHANGE IN CONTROL AGREEMENT

         This CHANGE IN CONTROL AGREEMENT (the "Agreement") is entered into on this 4th day of February, 2004, by and between RAINBOW RENTALS, INC. (the "Company"), and S. Robert Harris ("Associate").

                                   WITNESSETH:

         WHEREAS, Associate is an officer of the Company and an integral part of its management; and

         WHEREAS, the Company desires to assure itself of continuity of management in the pending merger with RENT-A-CENTER, INC.(the
"Change-in-Control"),

         WHEREAS, the Company desires to assure itself of the continued performance of services by Associate on an objective and impartial basis and without distraction by concern for his employment status and security; and

         WHEREAS, Associate is willing to continue in the employ of the Company but desires assurance that his responsibilities and status with the Company will not be adversely affected by the Change in Control.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, the Company and Associate hereby agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this paragraph 1.

                  "Cause" means (i) the conviction by the Associate of a felony or of a crime of moral turpitude or dishonesty involving the Company; (ii) the Associate's engagement in (A) willful misconduct, (B) willful or gross neglect, (C) fraud, (D) misappropriation or (E) embezzlement in the performance of his duties as an Associate of the Company; or (iii) the Associate's breach of any of the terms and provisions of this Agreement.

         2. Operational Date. This Agreement shall be binding on the parties hereto immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative and effective unless and until there has been the consummation of a Change in Control while Associate is an Associate of the Company. Associate acknowledges and agrees that unless and until there has been the consummation of a Change in Control while Associate is an Associate of the Company, Associate's employment status with the Company is that of an Associate-at-will and that Associate's employment may be terminated by the Company or Associate at any time with or without Cause and with or without notice.

         3. Employment; Contract Period. Subject to the terms and conditions of this Agreement, upon the consummation of the Change in Control, the Company shall continue to employ Associate and Associate shall continue in the employ of the Company for the period commencing on the date of consummation of a Change in Control (the "Change in Control Date") and, subject only to the provisions of paragraphs 4 and 5 below, continuing for a period of three (3) months after of such Change in Control Date (the "Contract Period").

         4. Position, Responsibilities, Duties. At all times during the Contract Period, Associate shall hold the position and have the duties and responsibilities held by Associate as of February 4, 2004, or such other position, responsibilities, and duties as Associate may have had immediately before the Change in Control occurred, or to which the Company and Associate may agree in writing. Throughout the Contract Period, Associate shall devote substantially all of his time and attention during normal business hours to the business and affairs of the Company, consistent with past practice, except for reasonable vacations and periods of illness or incapacity.

         5.       Compensation During Contract Period.

                  (a) During the Contract Period, the Company shall pay Associate a salary at a rate not less than Associate's base salary in effect immediately before the occurrence of a Change in Control, or such higher rate as may be determined from time to time by the Company (the "Base Salary"). Payments

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                           of direct compensation pursuant to this paragraph
                           5(a) shall be made periodically on the same schedule as in effect immediately before the occurrence of a Change in Control.

                  (b) During the Contract Period, Associate shall be and continue to be a full participant in any and all benefit plans in which Associates of the Company participate, including, without limitation, the Associates' group insurance, medical, dental, hospitalization or life insurance, disability insurance and other Associate benefit plans, programs, or arrangements (collectively, "Associate Benefits").

         6. Effect of Death. If Associate dies during the Contract Period and before his employment hereunder is otherwise terminated, the Company shall pay Associate's designated beneficiary (or, in the event of the decease of or failure to designate a beneficiary, Associate's personal representative) the severance payment provided for in paragraph 8(b) below, but without prejudice to any payments otherwise due Associate in respect of his death.

         7.       Releases of Claims and Covenant Not to Sue.

                  (a) Subject to the obligation of the Company to make the payments required under this Agreement, Associate, for himself and heirs, executors, administrators, personal representatives, successors and assigns hereby completely and forever releases, discharges and acquits the Company, its directors, officers, employees, successors, and assigns, from any and all claims, demands, damages, actions, causes of action or suits at law or in equity, contract or tort, of whatsoever kind or nature, known or unknown including, by way of example and not by way of limitation, all claims which Associate has, had, or may have arising out of his employment with the Company through the date of this Agreement, or through his termination of employment with the Company through the end of the Retention Period. For purposes of this Agreement, "all claims@ shall specifically include, but is not limited to the following: (i) claims arising out of Associate= employment and/or termination of employment with the Company; (ii) claims and causes of action under the Age Discrimination and Employment Act, the Older Workers= Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act, and claims under any other federal or any state or local law, statute or regulation, dealing with employment; (iii) claims for wrongful or unjust discharge, breach of contract, whether express or implied, promissory estoppel, negligence or intentional conduct; negligence or intentional infliction of emotional distress, defamation, breach of any implied covenant of good faith or fair dealing, at common law or otherwise; (iv) claims for compensation in the nature of wages, salary, bonuses, commissions, stock options, fringe benefits, vacation pay, severance pay, back pay, front pay, attorney fees, costs, business or other expenses or otherwise.

                  (b) Associate covenants and agrees that he or she will never institute any claim or charge of employer discrimination with any governmental agency or sue the Company concerning any claims relating to Associate= employment and/or termination of employment with the Company.

                  (c) Subject to the obligation of Associate required under this Agreement, the Company, for itself and its successors and assigns, hereby completely and forever releases, discharges and acquits Associate, his or her heirs, executors, personal representatives, successors and assigns from any and all claims, demands, causes of action or suits at law or in equity, contract or tort, of whatsoever kind or nature, which the Company has, had, or may have against Associate to the date of this Agreement.

         8.       Termination Following a Change in Control; Severance
Compensation.

                  (a) Termination for Cause. Following a Change in Control, Associate's employment may be terminated during the Contract Period by the Company for Cause. In the event Associate's termination during the Contract Period for Cause, the Associate shall have no right to receive any compensation or benefit hereunder on and after the effective date of such termination (as determined by the Company), other than salary, bonuses, and other benefits earned and accrued, and reimbursement under this Agreement for expenses incurred, prior to the effective date of such termination.

                  (b) Termination without Cause; Voluntary Termination. Subject to the Company's obligations herein, the Company may terminate Associate's Employment at any time during the Contract Period with

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                           or without Cause. If the Company terminates
                           Associate's employment during the Contract Period for any reason other than for Cause, or Associate elects to terminate his employment for any reason, then the Company shall, as severance, pay to Associate and provide him and his dependents, beneficiaries, and estate with the following:

                           i. a severance payment equal to $116,667, payable in a lump-sum within five (5) business days of such termination; and

                           ii. during a 9-month period after the effective date of Associate's termination pursuant to this paragraph 8(b), Associate and his dependents, beneficiaries, and estate shall continue to be entitled to the medical and dental insurance coverage referred to in paragraph 5(b) and continued use of his corporate vehicle for a period of 9 months.

         9. Confidentiality. Associate agrees to keep the existence of any terms of this Agreement confidential to the extent permitted by law.

         10. Mitigation Required. Associate shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking employment or in any other manner.

         11. Withholding. The Company may withhold from any amounts payable hereunder, all federal, state, city, or other taxes as may be required pursuant to any applicable law, government regulation or ruling.

         12. Legal Fees. The Company shall pay and be solely responsible for any and all attorneys' fees and related fees and expenses incurred by Associate as a result of any claim, action, or proceeding arising out of the enforcement of, or any challenge to the validity or enforceability of, this Agreement or any provision hereof; provided, however, that the Company shall not be obligated to pay any attorneys' fees or related fees and expenses incurred by Associate in bringing an unsuccessful action to enforce this Agreement.

         13. Notices. For purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when given by personal delivery, (ii) one business day after being sent by overnight courier service, or (iii) five business days after being mailed by U.S. registered or certified mail, return receipt request, postage prepaid, to the addresses set forth below:

         If to Company:             Rainbow Rentals, Inc.
                                    3711 Starr Centre Drive
                                    Canfield, Ohio 44406
                                    Attn: Wayland Russell, Chairman and CEO

         If to Associate:           S. Robert Harris
                                    12410 Lake Shore Ridge
                                    Houston, TX 77041

         14.      General Provisions.

                  (a) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any rights, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  (b) The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). The state and federal courts situated in Mahoning County, Ohio shall have venue and exclusive jurisdiction over all disputes relating to this Agreement. Recipient hereby consents to the exclusive personal jurisdiction of such courts, and waives any defense of inconvenient forum in any action or proceeding brought in such courts relating to or arising out of this Agreement.

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                  (c)      In the event that any provision or portion of this
Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law. In the event that any provision hereof shall be determined to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with another provision which will be valid or enforceable which is as close as practicable to the provision held invalid or unenforceable.

                  (d) This Agreement shall be binding upon and inure to the benefit of Associate, his heirs, and legal representative, the Company, and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of substantially all of the assets of the Company or otherwise, including by operation of law.

                  (e) This Agreement shall terminate and be deemed null and void if a Change of Control has not occurred by December 31, 2004.

         IN WITNESS WHEREOF, the Company and Associate have executed this Agreement on the day and year first above written.

                                         "Company"

                                         RAINBOW RENTALS, INC.

                                         By: /s/ Wayland J. Russell
                                             ----------------------
                                             Wayland J. Russell, Chairman & CEO

                                         "Associate"

                                         /s/ S. Robert Harris
                                         --------------------------
                                         S. Robert Harris

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